Exhibit 21.1

SUBSIDIARIES OF MCI, INC.

12/31/04

Advantage Company Limited (Bermuda)

ANS Communications Europe Ltd. (United Kingdom)

ANS France (France)

Atlantic Ocean Cables Limited (50% owned) (Bermuda)

Avantel, S.A. (Mexico)

CMIST Pty Limited (Australia)

Corporacion ABC lnternacional, S. de R.L. de C.V. (Mexico)

D-Comm, Inc. (Delaware)

Debrant Limited (New Zealand)

DFRS Frame Relay Services (Pty) Ltd (South Africa)

Digex (Netherlands) B.V. (Netherlands)

Digex (UK) Limited (United Kingdom)

Digex Germany GmbH (Germany)

Fox Court Nominees Limited (United Kingdom)

Gemini Submarine Cable System (UK) Limited (United Kingdom)

Gemini Submarine Cable System Limited (Bermuda)

Gemini Submarine Cable System, Inc. (Delaware)

IDB Communications Group Limited (United Kingdom)

IDB London Gateway Limited (50% owned) (United Kingdom)

Innet Luxembourg S.A. (Luxembourg)

Innet N.V. (Belgium)

Intermedia Communications LLC (Delaware)

Intermedia Communications of Virginia, Inc. (Virginia)

International TTI, Inc. (Delaware)

IP Data Networks Limited (Mauritius)

lnterNLnet B.V. (45% owned) (Netherlands)

MCI (CIS) LLC (Russia)

MCI Asia Pacific Holdings Pte Limited (Singapore)

MCI Asia Pacific Limited (Hong Kong)

MCI Capital Gmbh (Germany)

MCI Columbia S.A. (Colombia)

MCI Communications Corporation (Delaware)

MCI de Venezuela, S.A. (Venezuela)

MCI Deutschland GmbH (Germany)

MCI European Holdings Limited (United Kingdom)

MCI Finance Limited (United Kingdom)

MCI France (France)

MCI Holding do Brasil Ltda. (Brazil)

MCI Holding France (France)

MCI Holding GmbH (Austria)

MCI International (Argentina) S.A. (Argentina)

MCI International (Chile) S.A. (Chile)

MCI International (Ireland) Limited (Ireland)

MCI International (Italy) S.R.L. (Italy)

MCI International (Japan) Co., Ltd. (Japan)

MCI International (Portugal) Telecommunicacoes, Lda (Portugal)

MCI International Guatemala S.A. (Guatemala)

SUBSIDIARIES OF MCI, INC.

12/31/04

MCI International Panama, S.A. (Panama)

MCI International Peru SRL (Peru)

MCI International Telecommunications Corporation (Delaware)

MCI International, Inc. (Delaware)

MCI Italia S.p.A. (Italy)

MCI Nederlands B.V. (Netherlands)

MCI Payroll Services, LLC (Delaware)

MCI Telecommunications (Israel) Limited (Israel)

MCI Telecommunications (South Africa) (Proprietary) Limited (South Africa)

MCI Telecommunications Limited (United Kingdom)

MCI Telecomunicaoes do Brasil Ltda. (Brazil)

MCI WorldCom (Ireland) Limited (Ireland)

MCI WorldCom (Spain), S.A. (Spain)

MCI WorldCom A.G. (Switzerland)

MCI WorldCom AS (Norway)

MCI WorldCom Asia Pacific Limited (Cayman Islands)

MCI WorldCom Asia Pte. Limited (Singapore)

MCI WorldCom Australia Pty Limited (Australia)

MCI WorldCom Communications (Ireland) Limited (Ireland)

MCI WorldCom Communications Japan Ltd. (Japan)

MCI WORLDCOM Communications of Virginia (Virginia)

MCI WORLDCOM Communications, Inc. (Delaware)

MCI WORLDCOM Financial Management Corporation (Delaware)

MCI WorldCom Finland Oy (Finland)

MCI WorldCom Holding B.V. (Netherlands)

MCI WorldCom India Private Limited (India)

MCI WorldCom International (Hungary) Telecommunications Ltd. (Hungary)

MCI WORLDCOM International, Inc. (Delaware)

MCI WorldCom Japan Limited (Japan)

MCI WorldCom Korea Limited (Korea)

MCI WorldCom Limited (United Kingdom)

MCI WorldCom Malaysia SDN.BHD (Malaysia)

MCI WORLDCOM Network Services of Virginia, Inc. (Virginia)

MCI WORLDCOM Network Services, Inc. (Delaware)

MCI WorldCom Philippines, Inc. (Philippines)

MCI WorldCom Taiwan Co. Ltd. (Taiwan, ROC)

MCI WorldCom Telecommunication Services Austria Gesellschaft m.b.H. (Austria)

MCI WorldCom Telecommunications (Czech Republic), s.r.o. (Czech Republic)

MCI WorldCom Telecommunications (Hellas) Single-Member Limited Liability Company (Greece)

MCI WorldPhone Limited (United Kingdom)

MCImetro Access Transmission Services LLC (Delaware)

MCImetro Access Transmission Services of Massachusetts, Inc. (Delaware)

MCImetro Access Transmission Services of Virginia, Inc. (Virginia)

Metropolitan Fiber Systems of New York, Inc. d/b/a MFS Telecom of New York (Delaware)

MFS CableCo U.S., Inc. (Delaware)

MFS Communications of Canada, Inc. (Canada)

MFS Globenet, Inc. (Delaware)

Military Communications Center, Inc (Delaware)

SUBSIDIARIES OF MCI, INC.

12/31/04

MK International Limited (UK) (United Kingdom)

MK International Project Management Pty Limited (Australia)

MK International Project Management, Inc. (Delaware)

MK International S.r.l. (Italy)

MK International SA (France)

MKI Project Management Private Limited (India)

Moneyline (Pty) Ltd (South Africa)

Mtel (UK) Limited (United Kingdom)

Mtel Chile S.A. (Chile)

Mtel Latin America, Inc. (Delaware)

Mtel Uruguay S.A. (Uruguay)

N.V. WorldCom S.A. (Belgium)

networkMCI, Inc. (Delaware)

Nubal S.A. (Uruguay)

OzEmail Fax Investments Pty Limited (Australia)

OzEmail Pty Limited (Australia)

Pacific Carriage Holdings Limited (10% owned) (Bermuda)

Power Up Pty Limited (Australia)

PT MCI WorldCom Indonesia (Indonesia)

Satalite Data Networks (Ghana) Ltd (Ghana)

Satalite Data Networks (Pty) Ltd (South Africa)

Satalite Data Networks Ltd. (60% owned) (Mauritius)

SE Network Access Pty Limited (Australia)

SkyTel Corp. (Delaware)

SkyTel Payroll Services, LLC (Delaware)

Sociedad Espanola de Servicios de Internet, UUNET, S.L. (Spain)

Southernnet, Inc. (Georgia)

Telecom*USA, Inc. (Iowa)

Telecommunicacines Skytel C.A. (Venezuela)

Teleconnect Company (Iowa)

Teleconnect Long Distance Services & Systems Company (Iowa)

The Public IP Exchange Limited (United Kingdom)

TRANSCALL AMERICA, INC. (Georgia)

TTI National, Inc. (Delaware)

Unipalm Group plc (United Kingdom)

Unipalm Limited (United Kingdom)

UUNET ApS (Denmark)

UUNET Argentina S.R.L. (Argentina)

UUNET Austria GmbH (Austria)

UUNET Botswana (Pty) Ltd. (Botswana)

UUNET Brasil Ltda (Brazil)

UUNET Czech, s.r.o. (Czech Republic)

UUNET Equipment Singapore Pte. Ltd. (Singapore)

UUNET Finland Oy (Finland)

UUNET Hellas EPE (Greece)

UUNET Holdings Australia Pty Ltd. (Australia)

UUNET Hong Kong Limited (Hong Kong)

UUNET Hungary Kft (Hungary)

UUNET International (Chile) Limitada (Chile)

UUNET International Panama, S.A. (Panama)

UUNET Ireland Limited (Ireland)

SUBSIDIARIES OF MCI, INC.

12/31/04

UUNET Israel Internet Service Provider Ltd. (Israel)

UUNET Italia S.R.L. (Italy)

UUNET Japan, Inc. (Japan)

UUNET Kenya Ltd. (Kenya)

UUNET Mexico, S. de R. L. de C.V. (Mexico)

UUNET Namibia (Pty) Ltd. (Namibia)

UUNET Nigeria Limited (Nigeria)

UUNET Norway AS (Norway)

UUNET Payroll Services, LLC (Delaware)

UUNET Peru S.R.L. (Peru)

UUNET Pipex B.V. (Netherlands)

UUNET Polska Sp. z o.o. (Poland)

UUNET Portugal Sociedade Unipessoal Lda (Portugal)

UUNET SA Pty Limited (South Africa)

UUNET Schweiz GmbH (Switzerland)

UUNET Singapore Pte. Ltd. (Singapore)

UUNET Sweden AB (Sweden)

UUNET Tanzania Ltd (Tanzania)

UUNET Uganda Ltd (Uganda)

UUNET Venezuela C.A. (Venezuela)

UUNET Vostok OOO (Russian Federation)

UUNET Zambia Ltd. (60% owned) (Zambia)

Wireless One of Bryan, Texas, Inc. (Delaware)

Wireless One of North Carolina, LLC (Delaware)

WorldCom AB (Sweden)

WorldCom Advanced Networks Limited (United Kingdom)

WorldCom Brands, Inc. (Delaware)

WorldCom Broadband Solutions, Inc. (Delaware)

WorldCom Canada Ltd. (Canada)

WorldCom Communications India Private Limited (India)

WorldCom Development S.A. (Belgium)

WorldCom Egypt LLC (Egypt)

WorldCom Funding Corporation (Delaware)

WorldCom Global Networks Limited (Bermuda)

WorldCom Intermedia Communications Corporation (Delaware)

WorldCom Intermedia Telecom, Inc. (Delaware)

WorldCom Intermedia, Inc. (Delaware)

WorldCom International El Salvador, S.A. de C.V. (El Salvador)

WorldCom International Internet and Telecommunication Services LLC (Turkey)

WorldCom International Mobile Services, Inc. (Delaware)

WorldCom International, Inc. (Delaware)

WorldCom New Zealand Limited (f/k/a Voyager NZ Limited) (New Zealand)

WorldCom Payroll Services, LLC (Delaware)

WorldCom Purchasing, LLC (Delaware)

WorldCom Telecommunications A/S (Denmark)

WorldCom West Indies Limited (Trinidad & Tobago)

WorldCom Wireless (UK) Limited (United Kingdom)